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                                 EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-62787), the Registration Statement on Form S-4 (333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081 and 33-64553) of AirTouch Communications, Inc. of our report dated February 16, 1996, relating to the consolidated financial statements and schedule of Cellular Communications, Inc. included in its Annual Report (Form 10-K as amended by Amendment No. 1 on Form 10-K/A) for the year ended December 31, 1995.





                                               /s/ Ernst & Young LLP


New York, New York
June 20, 1996